Exhibit 10.10

AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

This Amendment to the Worthington Industries, Inc. Deferred Compensation Plan for Directors (this “Amendment”) is effective as of this 1st day of September, 2011.

WHEREAS, Worthington Industries, Inc. (the “Company”) previously adopted the Worthington Industries, Inc. Deferred Compensation Plan for Directors (the “Pre-2005 Director Plan”), as amended and restated effective as of June 1, 2000; and

WHEREAS, the Pre-2005 Director Plan is “grandfathered” from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Pre-2005 Director Plan may be amended by the Company’s Board of Directors (the “Board”) from time to time; and

WHEREAS, in accordance with the requirements of Treasury Regulation §1.409A-3(j)(4)(v), the Board desires to amend the Pre-2005 Director Plan to permit small “Deferred Compensation Accounts” (as defined in the Pre-2005 Director Plan) to be paid in a lump sum, notwithstanding a participant’s election to have such Deferred Compensation Account paid in installments; and

WHEREAS, the Board further desires to amend the Pre-2005 Director Plan to eliminate the requirement that a participant’s “Date of Deferral” (as defined in the Pre-2005 Director Plan) not extend beyond the participant’s 70th birthday; and

WHEREAS, the Board further desires to amend the Pre-2005 Director Plan to require that full payment of a participant’s Deferred Compensation Account be made by the date on which the participant attains age 85; and

WHEREAS, the Board does not intend for the amendments described above to cause the Pre-2005 Director Plan to lose its grandfathered status under Section 409A of the Code;

NOW, THEREFORE, the Pre-2005 Director Plan is hereby amended as follows:

1.	Section 6.1(a) of the Pre-2005 Director Plan is amended by inserting the following at the end thereof:

Anything contained herein to the contrary notwithstanding, total distribution of a Participant’s Deferred Compensation Account must be made by the date such Participant attains age 85.

2.	Section 6 of the Pre-2005 Director Plan is amended by inserting new Section 6.5 at the end thereof, as follows:

Section 6.5 Distributions of Small Accounts

Notwithstanding any provision in this Section 6 to the contrary, if the total of the Participant’s Deferred Compensation Account under the Plan and his Deferred Compensation Account under all other arrangements that, with this Plan, would be treated as a single nonqualified deferred compensation plan (within the meaning of Treasury Regulation §1.409A-1(c)(2)) is less than the limit described in Code Section 402(g)(1)(B) for the Plan Year in which the Date of Deferral occurs, such Participant’s Deferred Compensation Account may be distributed in a lump sum, but only if payment results in the termination and liquidation of the Participant’s entire interest in this Plan and all other arrangements that, along with this Plan, would be treated as a single nonqualified deferred compensation plan (as determined under Treasury Regulation §1.409A-1(c)(2)).

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

WORTHINGTON INDUSTRIES, INC.

By:	s/Dale Brinkman

Its:	Vice President-Secretary